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                                                                    EXHIBIT 21.0

                      SUBSIDIARIES OF SUNRISE MEDICAL INC.

Each corporation is the parent of those grouped beneath it.

Name of Subsidiary                                Incorporation    Ownership %
-----------------------------------------------   --------------   -----------

Bio Clinic Corporation                            Delaware             100
Guardian Products Inc.                            California           100
Joerns Healthcare Inc.                            Wisconsin            100
Quickie Designs Inc.                              California           100
Jay Medical Ltd.                                  Delaware             100
SunMed Finance Inc.                               Delaware             100
SunMed Service Inc.                               Delaware             100
Sunrise Medical Canada Inc.                       Canada               100
Sunrise Medical Holdings B.V.                     Netherlands          100
  Norsk Rehab AS                                  Norway               100
  Sopur Medizintechnik GmbH                       Germany              100
  Sunrise Medical B.V.                            Netherlands          100
  Sunrise Medical S.A.R.L.                        France               100
  Homecare Holdings France, S.A.                  France               100
     DeVilbiss Medical France, S.N.C.             France               100
     SCI La Planche S.A.                          France               100
     Corona-Sepac S.A.                            France               100
        Tecktona Sante S.A.                       France               100
  Talleres Uribarri S.L.                          Spain                100
  Sunrise Medical S.R.L.                          Italy                100
Sunrise Medical Ltd.                              United Kingdom       100
  BEC Mobility Ltd.                               United Kingdom       100
  Minivator Ltd.                                  United Kingdom       100
Sunrise DeVilbiss Polska Spz.o.o.                 Poland               100
Homecare Holdings, Inc.                           Delaware             100
  DeVilbiss Health Care, Inc.                     Delaware             100
     Homecare Health Products (UK) Ltd.           United Kingdom       100
        DeVilbiss Health Care (UK) Holdings Ltd.  United Kingdom       100
           DeVilbiss Health Care (UK) Ltd.        United Kingdom       100
     Homecare (Deutschland) GmbH                  Germany              100
        DeVilbiss Medizinische Produkte
        (Deutschland) GmbH                        Germany              100
        DeVilbiss Health Care (Europa) GmbH       Germany              100
Rospo A.G.                                        Switzerland          100
Rehabvision AB                                    Sweden               100
  Vitactiv AB                                     Sweden               100
Sunrise Medical Pty Ltd.                          Australia            100

The company has omitted from the list six foreign and six domestic subsidiaries. None of the omitted companies individually or in the aggregate is a significant subsidiary.

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